UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2009

YOUNG BROADCASTING INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25042	13-3339681
(Commission File Number)	(IRS Employer Identification No.)

599 Lexington Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 754-7070

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2009, Young Broadcasting Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) informing the Company that the NASDAQ Hearings Panel has determined to delist the Company’s common stock from the NASDAQ Capital Market because the Company failed to become compliant with the continued listing standards of the NASDAQ Capital Market set forth in NASDAQ Marketplace Rule 4310(c)(3).  NASDAQ will suspend trading of the Company’s common stock effective at the open of business on Tuesday, January 27, 2009.  The Company does not plan to request a review from the NASDAQ Listing and Hearing Review Council.  The Company is currently working with a market maker to complete the application to have its common stock quoted on the OTC Bulletin Board.

As previously reported, the NASDAQ staff notified the Company on February 15, 2008 that the Company was not in compliance with the NASDAQ Marketplace Rule 4450(a)(5) which requires a $1.00 per share minimum bid price.  On March 3, 2008, the NASDAQ staff notified the Company that the Company’s common stock was not in compliance with the NASDAQ Marketplace Rule 4450(b)(3) which requires the Company’s publicly held shares to have a market value of at least $15 million.  The Listing Qualification Staff of The NASDAQ Stock Market notified the Company on June 3, 2008 that the Company did not regain compliance with NASDAQ Marketplace Rule 4450(b)(3).  Additionally, the Listing Qualification Staff of The NASDAQ Stock Market notified the Company on August 14, 2008 that the Company was still not compliant with the $1.00 per share minimum bid price requirement set forth in NASDAQ Marketplace Rule 4450(a)(5).  A meeting between the Company and the NASDAQ panel was held on July 31, 2008.  The Company requested that the NASDAQ panel transfer the Company’s securities to the NASDAQ Capital Market and allow the Company to remain listed under an exception through November 28, 2008.  During this meeting, the Company discussed a plan to become compliant with the appropriate listing standards within the stipulated time frame.  After considering the Company’s record and history which was presented to the NASDAQ staff, on September 8, 2008, the NASDAQ panel approved the transfer of the Company’s common stock to the NASDAQ Capital Market, effective with the open of business on Wednesday, September 10, 2008, and granted a short extension of time to permit the Company to become compliant with all continued listing standards of the NASDAQ Capital Market by or before November 28, 2008.

On October 23, 2008, the NASDAQ panel issued a decision announcing a temporary suspension of enforcement of the bid price rule, and extending the Company’s exception to comply with that rule to March 2, 2009.  On November 5, 2008, the Company requested reinstatement on the NASDAQ Global Market and on November 19, 2008, the NASDAQ panel denied this request.  The NASDAQ panel decision continued the Company’s listing on the NASDAQ Capital Market, conditioned upon the Company’s evidencing compliance with all continued listing standards for the NASDAQ Capital Market (but for the bid price rule) by January 20, 2009, and having a bid price of at least $1.00 for ten consecutive trading days by March 2, 2009.  On December 23, 2008, the NASDAQ panel issued a decision extending suspension of enforcement of the bid price rule and indicating that the Company would be required to comply with that rule by June 1, 2009.  The decision noted that the Company was still required to comply with the other standards for continued listing on the NASDAQ Capital Market by January 20, 2009.

On January 27, 2009, the Company issued a press release announcing the receipt of NASDAQ’s determination to delist the Company’s common stock .  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1         Press Release dated January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2009	YOUNG BROADCASTING INC.

/s/ James A. Morgan
James A. Morgan
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2009.